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                                                                       Exhibit 5


                                 October 10, 1997


The Board of Directors
Homestead Village Incorporated
2100 RiverEdge Parkway
Atlanta, Georgia   30328

          Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as counsel to Homestead Village Incorporated, a Maryland corporation ("Homestead"), in connection with the registration of up to $300,000,000 shares of common stock, par value $.01 per share (the "Shares"), and the related Preferred Share Purchase Rights. The Shares may be offered and sold by Homestead from time to time as set forth in the prospectus (the "Prospectus") which forms a part of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") and as may be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Registration Statement.

          As counsel to Homestead, we have examined originals or copies certified or otherwise identified to our satisfaction of Homestead's Restated Charter, Homestead's Amended and Restated Bylaws, resolutions of Homestead's Board of Directors and such other records, instruments, certificates and documents and such questions of law as we considered necessary or appropriate for the enable us to express this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of Homestead. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

          Based upon and subject to the foregoing and to the assumptions, limitations and qualifications set forth herein, we are of the opinion that when the Registration Statement has become effective under the Securities Act, and upon the completion of all appropriate proceedings relating to the issuance of the Shares, the Shares and the due execution, countersignature and delivery of certificates representing the Shares, the Shares, when paid for and issued in accordance
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Homestead Village Incorporated
October 10, 1997
Page 2


with the resolutions of the Homestead Board of Directors authorizing their issuance (and assuming that any shares of common stock, par value $.01 per share, of Homestead issued between the date hereof and the date on which the Shares are actually issued, not including any of the Shares, when aggregated with all shares of common stock of Homestead issued as of the date hereof and the Shares, will not exceed the total number of shares of common stock of Homestead that Homestead is authorized to issue, will be duly authorized, validly issued, fully paid and nonassessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Validity of Shares."

                                 Very truly yours,



                                 MAYER, BROWN & PLATT